Exhibit 10.1

Local Network Master Services Agreement

This Local Network Master Services Agreement (this “Agreement”) is entered into as of this 16th day of October, 2013 (the “Effective Date”) by and between Local Corporation, a Delaware corporation, with its principal place of business at 7555 Irvine Center Drive, Irvine, CA 92618, Fax: (949) 784-0880, Email: clientservices@local.com (“Local”) and Allview Networks, LLC, a Virginia limited liability company with its principal place of business at 7245 Arlington Boulevard, Suite 221, Falls Church, VA 22042, Fax: (610) 869-6570, E-mail: nfarra@allviewnetworks.com (“Company”). Local and Company may sometimes be referred to herein collectively as the “Parties” or individually as a “Party.”

Section 1. Services. This Agreement states the terms and conditions upon which Local will deliver and Company will receive one or more of the services offered by Local (the “Services”), each as may be more specifically described in a service order executed by the Parties hereto and attached to this Agreement as a schedule (a “Service Order”). Each Service Order attached hereto may contain additional terms and conditions specific to the Services to be provided thereunder that each Party agrees to comply with and adhere to in their entirety. In the event of a conflict between the terms of this Agreement and any Service Order, the terms of this Agreement shall prevail unless otherwise specified in the Service Order by specific reference to this Section 1.

Section 2. Compensation. Each Service Order will set forth the terms upon which a Party hereto will pay or be paid for the Services to be provided thereunder. Unless otherwise specified in a validly executed Service Order, all payments owed pursuant to a Service Order will be paid within thirty (30) days of the calendar month in which they are earned. Company will also pay all sales, use, service, occupation, personal property, value-added and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any taxing authority for Company’s use of the Services, excluding any taxes based on Local’s income. All payments under this Agreement will be made in U.S. dollars. In the event Company disputes the calculation of any compensation owed to Company pursuant to a Service Order, it must provide written notice of such dispute within thirty (30) days of the date a disputed amount was otherwise due and owing to Company. Upon timely submission of a notice of dispute pursuant to this Section 2, the Parties will work in good faith to resolve this dispute for a period of thirty (30) days and if, at the end of such thirty (30) day period, no resolution has been reached, the applicable Service Order may be immediately terminated by Local and the Parties may pursue their respective rights under applicable law and provided herein. In the event a notice of dispute is not timely received, and in the absence of intentional concealment or misrepresentation by Local, Company shall be deemed to have conclusively accepted the accuracy of Local’s compensation calculation and waives any further rights to challenge or dispute such compensation calculation.

Section 3. Term. This Agreement will commence on the Effective Date and continue in full force for a period of one (1) year or until all Service Orders entered into hereunder have been fulfilled in accordance with their terms, whichever is longer. This Agreement will automatically renew for a period of one (1) year on the date it would otherwise expire unless either Party notifies the other Party in writing of its intent not to renew at least forty-five (45) days prior to the end of the then-current term.

Section 4. Expiration; Termination; Survival of Terms. Either Party may terminate this Agreement and each Service Order entered into hereunder at any time if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the breach from the non-breaching Party. Either Party may terminate this Agreement and each Service Order entered into hereunder at any time if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law or is wound-up, dissolved or liquidated, voluntarily or otherwise. Upon termination or expiration of this Agreement for any reason, (a) Company will promptly (not to exceed five (5) business days) remove all Content (as defined below) provided by Local pursuant to any Service

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Order from the Company Products (as defined below); (b) Company will promptly (not to exceed five (5) business days) pay any amounts accruing to Local prior to such termination or expiration under the terms of the applicable Service Order; and (c) both Parties will destroy or return, as requested by the other Party, all Confidential Information of the other Party and copies thereof and certify in writing the completion of such action, except that a Party may maintain documents to demonstrate Services rendered or Company Products provided, subject to the ongoing obligations of confidentiality in Section 6. This Section 4 is not intended to limit any remedies that may be available to a Party for a termination of this Agreement by the other Party. Sections 2, 4, 6-10 and 12 will survive any expiration or earlier termination of this Agreement, along with any provisions of the Service Orders that make specific reference to this Section 4. Nothing in this Section 4 will limit either Party’s right to seek and obtain any other remedies available to such Party under this Agreement, at law, or in equity. For purposes of this Agreement, “Content” means any and all things provided by Local to Company to implement any of the Services, including without limitation any advertisements, listings, articles, videos, images, procured content, code, directories, databases, Marks (as defined below), and trade dress. For purposes of this Agreement, “Company Products” means, collectively, the Company products and services, such as websites, domains, advertisements, applications, newsletters, and/or email campaigns which will utilize or are developed through any of the Services, including any content, materials, elements and/or advertising appearing on or within any of the foregoing that is not supplied by Local.

Section 5. Marketing and Promotion. Company hereby grants to Local a non-transferable, non-exclusive, non-sublicenseable, royalty-free, right and license to use and display those tradenames, trademarks, servicemarks, and logos (collectively, “Marks”) of the Company in fulfillment of its obligations under each Service Order and in other promotional materials for Local’s business and services for the purposes of promoting the existence of the relationship between the Parties as set forth in this Agreement and any Service Order. Neither Party may issue a press release relating to this Agreement or the relationship of the Parties without the prior written consent of the other Party, which consent may be withheld in the other Party’s sole and absolute discretion.

Section 6. Confidentiality. Each Party will hold all Confidential Information (as defined below) of the other Party in strict confidence and will not disclose any Confidential Information to any third party. The Parties will disclose the Confidential Information of the other Party only to its respective employees, contractors, and agents who need to know such information for the purposes of performing their respective obligations under this Agreement and who are bound in writing by restrictions regarding disclosure and use of such information comparable to and no less restrictive than those set forth herein. Neither Party will use any Confidential Information of the other Party for the benefit of itself or any third-party or for any purpose other than performing its obligations under this Agreement. Each Party will use the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information of the other Party. “Confidential Information” means any and all information disclosed by one Party to the other Party, directly or indirectly, in writing, orally, electronically, or in any other form, that is designated, at or before the time of disclosure, as confidential or proprietary, or that is provided under circumstances reasonably indicating that the information is confidential or proprietary, including, without limitation, trade secrets, Company lists, business plans, technical data, product ideas, personnel, contract and financial information, and the terms of this Agreement and any Service Order. Notwithstanding the foregoing, Confidential Information does not include information that: (a) is or becomes generally available to the public through no breach of this Agreement or any other agreement by the recipient of the information; (b) is or was known by the recipient of the information at or before the time such information was received from the discloser, as evidenced by the recipient’s tangible (including written or electronic) records; (c) is received from a third-party that is not under an obligation of confidentiality to the knowledge of the disclosing Party with respect to such information; (d) is independently developed by the recipient of the information without any breach of this Agreement, as evidenced by the recipient’s contemporaneous tangible (including written or electronic) records; or (e) is approved for release in advance in writing by the disclosing Party, as applicable. The burden of proof shall rest with the Party seeking to demonstrate the applicability of clause (a) through (e) above. If the disclosure of Confidential Information of a Party is required by law, subpoena, or other validly issued administrative or judicial processes demanding Confidential Information of the other Party hereto, such Party shall promptly notify the disclosing Party in advance of such required disclosure and use its best efforts to minimize the scope of such disclosure, where lawfully able to do so.

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Section 7. Representations, Warranties and Covenants. Each represents, warrants, and covenants that: (a) it is duly authorized to enter into this Agreement and each and every Service Order entered into hereunder and to perform its obligations hereunder and thereunder without violation of any provision of any other agreement to which it is bound. Company represents, warrants and covenants that: (a) the Company Products and the use or display of the Company Products as contemplated in any Service Order: (i) will comply with all applicable laws, rules and regulations; (ii) will not infringe or misappropriate any U.S. patent, copyright, trade secret, trademark or other right of Local or any third party; (iii) will contain or link to a website that contains a conspicuously posted privacy policy that complies with all applicable laws, rules and regulations (to the extent not provided by Local as part of the Services) in compliance with Section 11 below, (iv) will not contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines; and (v) will not contain any material that is unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, bring disrepute onto Local or otherwise violate any applicable local, state, national or international laws; (b) at least ninety percent (90%) of the traffic to each and all of the Company Products is and shall continue to be during the term of this Agreement solely from the United States and Canada; (c) it will not use any of the Services for any purpose other than as set forth and provided for in this Agreement and the applicable Service Order; (d) it will promptly notify Local of any claim made or threatened against Company, Local, or any Local licensor or advertiser concerning any of the Company Products or the use of any of the Services; and (e) it will not reverse engineer, decompile, or reverse assemble any aspect of the Services.

Section 8. Disclaimer; Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED HEREIN, COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT THE SERVICES PROVIDED BY LOCAL PURSUANT TO THIS AGREEMENT AND ANY SERVICE ORDER ATTACHED HERETO ARE BEING PROVIDED TO COMPANY, AND END USERS, “AS IS, WITH ALL FAULTS.” ALL WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARE HEREBY EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LOCAL DOES NOT GUARANTEE THAT THE SERVICES OR PRODUCT OF SUCH SERVICES WILL OPERATE CONTINUOUSLY OR UNINTERRUPTED. IF AN INTERRUPTION IN THE SERVICES OCCURS, LOCAL’S SOLE OBLIGATION SHALL BE TO RESTORE THE SERVICES OR PRODUCT OF SUCH SERVICES FOR WHICH IT IS RESPONSIBLE AS SOON AS IS REASONABLY POSSIBLE.

EXCEPT WITH RESPECT TO (A) A BREACH OF SECTION 6, (B) THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 9, (C) EITHER PARTY’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (D) AS IS OTHERWISE PROVIDED FOR IN A SERVICE ORDER WITH SPECIFIC REFERENCE TO THIS SECTION 8, (X) UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR THE PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY’S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY’S BUSINESS, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS; AND (Y) EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, INDEMNITY OR OTHERWISE), WILL BE LIMITED TO AN AMOUNT EQUAL TO THE FEES PAID AND PAYABLE UNDER THE COMMERCIAL TERMS OF THIS AGREEMENT FOR THE IMMEDIATELY PRECEDING SIX CALENDAR MONTHS.

Section 9. Indemnification.

(a) Local. Local agrees to indemnify, defend and hold harmless Company, its officers, directors, employees, affiliates, subsidiaries, agents, successors and assigns from and against any third-party claims, suits, proceedings, demands or actions and any damages, losses, costs, expenses or settlement fees incurred in connection therewith (including reasonable attorneys fees and costs) (collectively, “Losses”) arising out of or relating to (i) any breach or alleged breach by Local of its representations, warranties, or covenants provided in this Agreement; or (ii) Local’s bad faith, gross negligence or willful misconduct.

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(b) Company. Company agrees to indemnify, defend and hold harmless Local, its officers, directors, employees, affiliates, subsidiaries, agents, third-parties contracted by Local to provide any portion of the Services, successors and assigns from and against any third-party claims, suits, proceedings, demands or actions and any Losses incurred in connection therewith arising out of or relating to (i) any breach or alleged breach by Company of its representations, warranties, or covenants provided in this Agreement; (ii) any aspect of the Company Products; (iii) Company’s modification or use of any portion of the Services, except as provided pursuant to a Service Order; (iv) the Company Marks; (v) Company’s placement, display, or the functionality of any Company Products; or (vi) Company’s bad faith, gross negligence or willful misconduct.

(c) General. An indemnitee under this Section 9 (an “Indemnitee”) must (i) promptly notify the indemnitor (an “Indemnitor”) in writing regarding any facts that may give rise to a claim for indemnification under this Agreement (provided that any delay in notification will not relieve the Indemnitor of its obligations hereunder except to the extent that the delay impairs its ability to defend); (ii) provide Indemnitor with reasonable information, assistance and cooperation in defending the lawsuit or proceeding (at Indemnitor’s expense, to the extent of any out-of-pocket expenses); and (iii) give the Indemnitor full control and sole authority over the defense and settlement of such claim, subject to Indemnitee’s approval of any such settlement, which approval will not be unreasonably withheld or delayed.

Section 10. Intellectual Property. Notwithstanding anything to the contrary in this Agreement, as between Company and Local, (a) Local owns and retains all right, title and interest (including, without limitation, intellectual property rights) in and to the Services and Content and any documentation relating thereto; and (b) Company owns and retains all right, title and interest (including, without limitation, intellectual property rights) in and to the Company Products and the Company Marks. All rights not expressly granted in this Agreement are reserved. Company will not, and will not permit any third party, to (x) sell, resell, rent, license, sublicense, transfer, assign or redistribute in any way all or any portion of the Services or Content, except as may be expressly permitted herein; (y) attempt to reverse engineer, decompile, disassemble or otherwise attempt to derive any of Local’s algorithms, databases, computer programs, ontology, directory structure, software, or patents, copyrights, or other proprietary rights or Local’s methodology related in any way to the Services or any component thereof; (z) crawl, index, store or cache any of the Services or Content or any component of either.

Section 11. Privacy. Unless otherwise set forth in a Service Order, Company shall provide a link on all Company Products to a privacy policy (“Privacy Policy”) that describes to End Users (as defined below) how Company collects, uses, and shares such End User Data and that otherwise complies with all applicable laws, rules, regulations and other legal requirements. For purposes of this Agreement, an “End User” means a live computer user who uses a Company Product, which excludes any robots, spiders, hitbots, scripts, software, hidden links, scrapers, or other mechanical or artificial technologies. Company shall comply with its Privacy Policy and all legal requirements applicable to its collection, storage, maintenance, processing, transfer, disclosure, renting, sharing, or any other use of any personally identifiable or non-personally identifiable information from its End Users in connection with Company Products (“End User Data”). Company shall take all steps reasonably necessary to ensure that all End User Data is protected against unauthorized disclosure, access, use, modification, or loss or other misuse. Company will not sell, disclose, transfer or rent any End User Data to any third-party without the express consent of the applicable End Users.

Section 12. Miscellaneous.

12.1 Independent Contractors. The relationship of Local and Company established by this Agreement and each Service Order is that of independent contractors, and nothing contained in this Agreement or any Service Order will create or be construed to create any partnership, joint venture, agency, franchise, sales representative, employment or fiduciary relationship between the parties. Neither Party shall have any authority to act for or to bind the other Party in any respect, nor shall either Party hold itself out as having such authority. Each Party agrees to assume complete responsibility for its own employees with regard to Federal or state employer’s liability, worker’s compensation, social security, unemployment insurance, and Occupational Safety and Health Administration requirements and other laws.

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12.2 Governing Law; Jurisdiction. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties only in the courts of the State of California, Orange County, or, if it has or can acquire the necessary jurisdiction, in a United States District Court located in Orange County, California. Each of the Parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION BETWEEN THE PARTIES.

12.3 Assignment. This Agreement may not be assigned, in whole or in part, by Company without the prior written consent of Local. Local shall have the right to assign or otherwise transfer this Agreement or any of its rights or obligations hereunder. Any purported assignment, sale, transfer, delegation or other disposition by Company, except as permitted herein, shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

12.4 Recovery of Fees by Prevailing Party. If any legal action, including, without limitation, an action for arbitration or equitable relief, is brought by one Party against the other Party relating to this Agreement or the breach or alleged breach hereof, the prevailing Party in any final judgment or arbitration award, or the non-dismissing Party in the event of a voluntary dismissal by the Party instituting the action, will be entitled to reimbursement from the other Party for the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

12.5 Severability. If the application of any provision of this Agreement to any particular facts or circumstances will be held to be invalid or unenforceable by an arbitration panel or a court of competent jurisdiction, then (a) the validity of other provisions of this Agreement will not in any way be affected thereby, and (b) such provision will be enforced to the maximum extent possible so as to effect the intent of the Parties and reformed without further action by the Parties to the extent necessary to make such provision valid and enforceable.

12.6 Waiver. A waiver of a Party’s breach of any provision of this Agreement or any Service Order will not operate as or be deemed to be a waiver of that Party’s prior, concurrent or subsequent breach of that or any other provision of this Agreement or any Service Order.

12.7 Force Majeure. Neither Party will be deemed in default of this Agreement to the extent that performance of its obligations (other than payment obligations) or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, riots, acts of government, acts of war or terrorism, shortage of materials or supplies, failure of transportation or communications or of suppliers of goods or services, action or omission by a third party, or any other cause beyond the reasonable control of such Party.

12.8 Notices. Any notice or approval desired or required to be provided to a Party hereunder will be given to such Party in writing by personal delivery (notice deemed effective upon receipt), overnight messenger (notice deemed effective the business day after such messenger’s acceptance (which acceptance must occur before such messenger’s required deadline) for next business day service), mail (notice deemed effective three (3) business days after mailing), facsimile transmission with follow-up copy by mail (notice deemed effective upon electronic confirmation of facsimile receipt), or e-mail (noticed deemed effective upon receipt of a return e-mail, other than an automatically generated return e-mail, indicating that the e-mail notice has been received), addressed to such Party at the address, facsimile number, or e-mail address, as applicable, for such Party specified in the introductory paragraph of this Agreement, and marked, if to Local, “Attn: General Counsel” and if to Company, “Attn: President.” A Party may designate a substitute address, facsimile number, or e-mail address by written notice to the other with the effectiveness of such notice governed by the terms of this Section. If the final day for giving notice is a Saturday, Sunday or nationally recognized holiday then the time for giving such notice will be extended to the next business day.

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12.9 Counterparts/Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. A facsimile signature or other similar electronic reproduction of a signature shall have the same force and effect of an original signature, and in the absence of an original signature, shall constitute the original signature.

12.10 Entire Agreement. The provisions of this Agreement and all Service Orders, which are incorporated herein by reference, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Agreement and related Service Orders supersedes all prior agreements or representations, oral or written, regarding such subject matter.

12.11 Capitalized Terms. Capitalized terms used in any Service Order shall have the meanings ascribed to them in this Agreement, unless otherwise noted in the applicable Service Order. Capitalized terms used in a Service Order shall not have the defined meanings from any other Service Order, unless explicitly stated otherwise in such Service Order.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

LOCAL CORPORATION		ALLVIEW NETWORKS, LLC

By:	/s/ Heath Clarke	By:	/s/ Norm Farra
	Name: Heath Clarke		Name: Norm Farra
	Title: CEO		Title: COO

[Signature Page to Local Network Master Services Agreement]

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XML Feed Service Order

This XML Feed Service Order (“Service Order”) is entered into this 16th day of October, 2013, (the “Service Order Effective Date”) by and between Allview Networks, LLC (“Company”) and Local Corporation (“Local”) in accordance with the terms of the Local Network Master Services Agreement previously entered into by and between the Parties (the “Agreement”). This Service Order is hereby incorporated into the Agreement as of the Service Order Effective Date.

Section 1. Definitions. As used in this Service Order, the following terms will have the following definitions:

(a) “Advertiser” means any advertiser who engages Local to distribute its Paid Listings.

(b) “Algorithmic Listing” means a text-based, non-paid business listing distributed by Local to Company pursuant to this Service Order that is generated from Local’s database of business vendors.

(c) “Click” means a click by an End User on a Paid Listing.

(d) “Clickthrough” means a Click that (i) successfully charges the applicable Advertiser; (ii) delivers the End User to the correct URL associated with the Paid Listing (as determined by Local’s click-tracking and accounting systems); and (iii) was not generated in violation of the terms of this Service Order or the Agreement or in an otherwise fraudulent or invalid manner (as determined by Local in its discretion).

(e) “Company Query” means a request submitted by Company to Local for Listings that is initiated by the action of an End User on a Link (as defined in Section 2).

(f) “End User Query” means a search or query performed by an End User on a Link in a Company Product that is programmed to return Listings to the End User.

(g) “Listings” means any Paid Listings and/or Algorithmic Listings, as applicable, that Local is obligated to provide to Company under this Service Order (as specifically selected on Exhibit A).

(h) “Paid Listing” means a text-based advertising listing of an Advertiser distributed by Local to Company pursuant to this Service Order (i) that contains a title, description, and hyperlink coded with a URL to the Advertiser’s web page; and (ii) for which the Advertiser has agreed to pay Local or a third-party supplier of such listing (whether on a cost-per-click, cost-per-action, cost-per-impression, pay-for-placement, paid-inclusion or other basis).

(i) “Third-Party Paid Listing” means a Paid Listing provided by a third-party Advertiser affiliated with Local.

(j) “Revenue” means the revenue earned and collected by Local as a result of Clickthroughs on a Paid Listing appearing within the Approved Company Products (as defined in Section 2, less any refunds, bad debt, chargebacks, forfeitures as a result of violations of any of the provisions of this Service Order or similar events, including non-payment by Advertisers as a result of claims relating to prohibited acts, as more particularly described in Section 4(d) hereof, and less a five percent (5%) administrative fee.

(k) “XML Feed” means one or more data feeds in extensible markup language that contains Listings.

Section 2. Service. Local will use commercially reasonable efforts to provide Company with the Listings selected on Exhibit A via an XML Feed for display to End Users in response to End User Queries (the “XML Service”) from those Company Products set forth on Exhibit A attached hereto, as may be amended from time to time by the Parties

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(email sufficing) (the “Approved Company Products”). Company understands and agrees that, depending on the Listings selected on Exhibit A, Local may require up to thirty (30) days to provide an approval or rejection of the Company Products set forth on Exhibit A hereto, including those Company Products that Company seeks to later add by amendment to Exhibit A. Company may use the XML Service only in connection with Approved Company Products and only by using the links (“Links”) indicated on Exhibit A. Company shall not be eligible to display Algorithmic Listings unless and until it has displayed at least six (6) Paid Listings concurrently therewith. Local will have the right, in its sole discretion, to refuse to provide or cease providing Listings from any or all Advertisers with regard to any Company Product and/or Approved Company Product in its sole discretion for any reason. The Parties will use commercially reasonable efforts to work with each other to implement each Party’s respective obligations set forth in Sections 2 and 3 of this Service Order in a timely manner.

Section 3. No Guaranty. Local does not guaranty the availability of any Listings pursuant to this Service Order, including without limitation the availability of the Third-Party Paid Listings, and reserves the right to remove all or a portion of the Listings, including Third-Party Paid Listings, from those delivered on a Search Results Page at any time, for any reason or no reason, in its sole discretion. Company does not guaranty any level of minimum Clickthroughs.

Section 4. Company Obligations.

(a) General. For each End User Query, Company will send to Local the applicable search terms, Company’s affiliate ID (as provided to Company by Local), and any other information necessary for Local to process the End User Query and provide appropriate Listings to Company. Company will ensure that any End User that Clicks on a Listing will be transferred directly to the Web page of the Advertiser (an “Advertiser Page”), without the display of a frame, advertisement, or other content.

(b) Modifications to Approved Company Product. Company will provide at least ten (10) business days’ prior notice to Local of any material change in the content, design or architecture of any Approved Company Product that would materially change the target audience of such Approved Company Product or affect the implementation or display of the Search Results Pages, the Listings, or the Links. Any such notice shall contain a new mockup of the Approved Company Product, as modified, with such detail additional as Local may request. Local retains the right to suspend or terminate access to the Listings for any Approved Company Product that is modified in its sole discretion by providing written notice to Company (email or facsimile notice sufficing).

(c) Query Volume. Company will provide Local with two (2) business days’ prior written notice before initiating any action that will, in Company’s reasonable determination, increase the monthly volume of Company Queries by more than thirty percent (30%) over the prior calendar month’s Company Query volume. Local may, in its reasonable discretion, limit Company’s Query volume to Local upon written notice to Company (email or facsimile notice sufficing).

(d) Prohibited Acts. Company will not engage in, authorize, permit (to the extent within its control), or enable any of the following:

(i) the generation of Company Queries, End User Queries, or Clickthroughs any means that are or could reasonably be interpreted to be coercive, incentivized, misleading, invalid, automated, or fraudulent, including, without limitation, through (1) blind links (i.e., where End Users do not know that they are performing an End User Query or Click); (2) bots, macro programs, or Internet agents; (3) requiring an End User to submit an End User Query or Click in order to obtain some other benefit or result; (4) pre-populating any search box implementation, (5) making a function, such as leaving a Web page or closing a window, contingent on the End User performing an End User Query or Click; (6) Company Queries, End User Queries, or Clicks by Company, its employees, contractors or agents, except in the course of normal, individual use; (7) offering an End User an inducement of any kind to submit an End User Query or a Click; or (8) such other acts that result in a Click that fails to meet Local’s Click-screening methodologies;

(ii) taking any action that is intended to circumvent any measures employed by Local or its licensors to detect fraudulent Clicks;

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(iii) masking the true user agent or IP address of an End User;

(iv) redirecting any End User away from a Web page containing Listings (a “Search Results Page”) or an Advertiser Page;

(v) displaying any content (including, without limitation, pop-up windows or expanding banners) that block or obscure the full and complete display of any Listings;

(vi) framing a Search Results Page;

(vii) distribution of any software application to End Users from a Search Results Page without (1) providing each End User with a prior opportunity to review and assent to an accurate end user license agreement and privacy policy for such application; (2) obtaining each End User’s prior, express, and informed consent to the installation of the application; and (3) complying with all applicable legal requirements;

(viii) modification in any manner of (1) an End User Query precisely as submitted by the End User; or (2) the Listings, or any code contained therein, from the form in which they were delivered by Local to Company;

(ix) the implementation of the XML Service on anywhere or in any manner other than the Approved Company Products, without the prior written consent of Local (email sufficing);

(x) the submission of an End User Query or the display of Listings in response to a 404 or other error message or from or within a pop-over, pop-under, or in or through a downloadable application or email.

(e) Display Order. Where Local returns Listings in response to an End User Query on the Search Results Page of the Company Products, Company agrees to display the Listings in the order provided by Local, including as may be agreed to in advance in writing by Local.

(f) No Further Syndication. Company will not assign any rights to, distribute, or syndicate, the XML Service to any third-party. Company will not, and will not authorize, permit, or enable any third-party to, perform End User Queries or Company Queries or otherwise access Listings from anywhere other than the Company Products covered by this Service Order, without prior written approval of Local (email sufficing).

(g) Information Request. If at any time, a provider of Third-Party Paid Listings audits Local in connection with the parties performance of the terms of this Service Order, Company will (i) deliver all information and documents reasonably requested by Local to demonstrate this Service Order has been complied with in all respects, and (ii) do any and all acts and things reasonably necessary or order to help Local comply with its audit obligations.

Section 5. Licenses. Local hereby grants to Company a royalty free, non-transferable, non-exclusive, non-sublicenseable, revocable license to transmit, integrate, display and distribute the Listings to End Users in response to End User Queries. Except for the licenses granted in this Section, Local retains all right, title and interest in and to the Listings, any directories, databases, algorithms, other technology relating thereto, and any other Content.

Section 6. Compensation.

(a) Revenue Share. Subject to Company’s performance of its obligations under this Service Order, Local will pay Company a percentage of any Revenues (the “Company Revenue Share”) achieved in each calendar month during the Term (as defined in Section 7) ***

(b) Reports. Local agrees to provide to the Company concurrently with the payment of the Company Revenue Share, a report showing all data relevant to Local’s calculation of the Company Revenue Share payment.

(c) Forfeiture. If Company generates any Revenue pursuant to this Service Order while Company is in material violation of any requirement of this Service Order, including without limitation Section 4 hereof, Local reserves the right to exclude the Revenue earned during the time such violation occurred from its calculation of any amounts owed to Company.

*** - Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Section 7. Term, Termination, Suspension. This Service Order shall commence on the Service Order Effective Date and shall continue in full force and effect for a period of one (1) year and thereafter shall automatically renew for successive one (1) year periods, unless either Party notifies the other Party in writing of its intent not to renew at least thirty (30) days prior to the end of the then-current term (collectively, the “Term”). If Local breaches a material term of this Agreement, and the breach remains uncured for thirty (30) days after Local receives written notice thereof from Company, Company will have the right to terminate this Service Order immediately upon written notice to Local. Local may terminate this Service Order at any time upon written notice to Company for any reason, including, without limitation, because of a breach by Company of this Service Order. Notwithstanding Local’s termination rights set forth above, Local may also suspend all or a portion of its delivery of the XML Services for such period of time as Local determines in its sole discretion in order to afford Company an opportunity to cure any breach of this Service Order to the satisfaction of Local in its sole determination. Upon termination or expiration of this Service Order for any reason whatsoever, Company’s right to use the XML Service will be null and void and all rights and licenses granted to Company or Local under this Service Order will terminate immediately. Sections 1, 4, 6 (to the extent of any outstanding obligations as of the termination date), and 7 of this Service Order will survive any expiration or earlier termination of this Service Order.

Section 8. Exclusivity. Provided that *** Company generates at least *** in Revenue (the “Revenue Minimum”), each of Local and Company agree that (i) Local shall be the exclusive provider to Company, and (ii) Company shall be Local’s exclusive distribution channel, for ***

IN WITNESS WHEREOF, the Parties hereto have executed this Service Order as of the Service Order Effective Date.

LOCAL CORPORATION		ALLVIEW NETWORKS, LLC

By:	/s/ Heath Clarke	By:	/s/ Norm Farra
	Name: Heath Clarke		Name: Norm Farra
	Title: CEO		Title: COO

*** - Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Exhibit A to

XML Feed Service Order

Listings (check all that apply)

Yes	No

X	☐	Local Paid Listings

X	☐	Third-Party Paid Listings

☐	☐	Algorithmic Listings

Company Products (check all that apply)

Yes	No

☐	☐	Web site(s) located at www. .

☐	☐	Other (Specify: )

Links (check all that apply)

Yes	No

☐	☐	Search box

☐	☐	Search links (generic and contextual)

☐	☐	Content on a Web page

☐	☐	Other (Specify: )

*** - Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Exhibit B to

XML Feed Service Order

***

*** - Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.